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                 [ARTHUR ANDERSEN LLP LETTERHEAD APPEARS HERE]

                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-K, into Heska Corporation's previously filed Registration Statement File No. 333-47129, Registration Statement File No. 333-30951 and Registration Statement File No. 333-34111.


                                     /s/ ARTHUR ANDERSEN LLP
                                        ARTHUR ANDERSEN LLP



Denver, Colorado
  March 23, 1998